Exhibit 6.5

PROMISSORY NOTE

August 13, 2020

$50,000 (the “Principal Sum)

FOR VALUE RECEIVED the undersigned hereby acknowledges itself indebted to and promises to pay to Brian Boigon (the “Lender”) the Principal Sum in lawful money of Canada on the date that is the first anniversary of this Note (the “Maturity Date”). Notwithstanding the foregoing, if, from and following the date of this Note and prior to the Maturity Date, the undersigned has received aggregate proceeds of greater than US$1,000,000 from offerings of common shares of the Corporation (the “Proceeds Target”), the undersigned shall pay to the Lender the Principal Sum in lawful money of Canada on the date that is 5 business days following the date on which the Proceeds Target is met. For greater certainty, the Principal Sum shall not bear interest, either before or after default, demand and judgment, from the date hereof until repaid in full.

Notwithstanding the foregoing, the undersigned shall have the right and privilege of prepaying the whole or any portion of the Principal Sum remaining unpaid and outstanding under this Note at any time or times without notice, bonus or penalty.

The undersigned hereby waives diligence, presentment for payment, notice of non-payment and notice of protest.

The undersigned agrees to pay any and all costs and expenses, including legal costs on a full indemnity basis, paid or incurred by the Lender in collecting amounts payable under this Note after they shall become due and payable.

Time shall be of the essence of this Note in all respects. The undersigned may not assign its obligations hereunder without the Lender’s prior written consent, acting reasonably. The Lender may assign this Note upon prior written notice being given to the undersigned. This Note and every part hereof shall be binding upon the undersigned and its successors and permitted assigns and shall enure to the benefit of and be enforceable by the Lender and any of its successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario. This Note may not be modified or terminated orally or by virtue of any course of conduct but only by an agreement in writing duly executed by the parties hereto. This Note shall become effective when its has been executed and delivered.

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DATED as of the date first written above.

AUDITION SHOWDOWN INC.

Per:	/s/ John McMahon
	Name:	John McMahon
	Title:	Chief Executive Officer

PROMISSORY NOTE

September 21, 2020

$30,000 (the “Principal Sum)

FOR VALUE RECEIVED the undersigned hereby acknowledges itself indebted to and promises to pay to Brian Boigon (the “Lender”) the Principal Sum in lawful money of Canada on the date that is the first anniversary of this Note (the “Maturity Date”). Notwithstanding the foregoing, if, from and following the date of this Note and prior to the Maturity Date, the undersigned has received aggregate proceeds of greater than US$1,000,000 from offerings of common shares of the Corporation (the “Proceeds Target”), the undersigned shall pay to the Lender the Principal Sum in lawful money of Canada on the date that is 5 business days following the date on which the Proceeds Target is met. For greater certainty, the Principal Sum shall not bear interest, either before or after default, demand and judgment, from the date hereof until repaid in full.

Notwithstanding the foregoing, the undersigned shall have the right and privilege of prepaying the whole or any portion of the Principal Sum remaining unpaid and outstanding under this Note at any time or times without notice, bonus or penalty.

The undersigned hereby waives diligence, presentment for payment, notice of non-payment and notice of protest.

The undersigned agrees to pay any and all costs and expenses, including legal costs on a full indemnity basis, paid or incurred by the Lender in collecting amounts payable under this Note after they shall become due and payable.

Time shall be of the essence of this Note in all respects. The undersigned may not assign its obligations hereunder without the Lender’s prior written consent, acting reasonably. The Lender may assign this Note upon prior written notice being given to the undersigned. This Note and every part hereof shall be binding upon the undersigned and its successors and permitted assigns and shall enure to the benefit of and be enforceable by the Lender and any of its successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The undersigned hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario. This Note may not be modified or terminated orally or by virtue of any course of conduct but only by an agreement in writing duly executed by the parties hereto. This Note shall become effective when its has been executed and delivered.

[Remainder of page intentionally left blank]

DATED as of the date first written above.

AUDITION SHOWDOWN INC.

Per:	/s/ John McMahon
	Name:	John McMahon
	Title:	Chief Executive Officer